UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 5, 2022

ZEBRA TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Overlook Point, Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: 847-634-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $.01 per share	ZBRA	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Transition

On December 5, 2022, the Board of Directors (the “Board”) of Zebra Technologies Corporation (the “Company”) appointed William Burns, currently the Company’s Chief Product and Solutions Officer, as Chief Executive Officer of the Company and a director of the Company, effective March 1, 2023 (the “Effective Date”). Mr. Burns will succeed Anders Gustafsson, who will step down as Chief Executive Officer of the Company and will assume the position of Executive Chair of the Board as of the Effective Date.

Mr. Burns, age 55, has served as the Company’s Chief Product & Solutions Officer since February 2018. Mr. Burns joined the Company in 2015 to lead its largest business unit as Senior Vice President, Enterprise Visibility and Mobility, which included mobile computing, data capture and RFID solutions, as well as the Company’s Chief Technology Office. Prior to joining Zebra, Mr. Burns served as Chief Executive Officer of Embrane, a Silicon Valley-based venture capital backed start-up, which was acquired by Cisco in April 2015. Mr. Burns previously served as Chief Executive Officer of Spirent Communications, a global leader in test and measurement solutions publicly traded on the London Stock Exchange. He also held various executive and sales leadership roles at Tellabs, Inc., now Coriant.

Employment Agreement with Mr. Burns

In connection with this transition, the Company and Mr. Burns entered into a new Employment Agreement, dated as of March 1, 2023 (the “Employment Agreement”), which is largely based on his existing employment agreement, but updated to reflect his new position and the related compensation adjustments. The payments and benefits to which Mr. Burns is entitled to under the Employment Agreement include: (i) an annual base salary of $1,000,000; (ii) participation in the Company’s annual incentive program, with a target incentive bonus opportunity equal to 135% of base salary; and (iii) participation in any long-term cash or equity incentive plans in which other Company senior executives generally participate. The Company will also grant Mr. Burns equity awards with an aggregate grant date fair value equal to $10,000,000 comprised of (i) time-vested restricted stock units (the “RSUs”) with a grant date fair value equal to $3,000,000, (ii) performance-vested restricted stock units (the “Performance Shares”) with a grant date fair value equal to $4,500,000, and (iii) promotional performance-vested restricted stock units (the “Promotional Performance Shares”) with a grant date fair value equal to $2,500,000. The RSUs will be granted on March 1, 2023 and will vest in 1/3 increments on each anniversary of the grant date. The Performance Shares and the Promotional Performance Shares will be granted in May 2023 on the same terms and subject to the performance period and performance targets contained in the 2023 performance-vested restricted stock unit awards and will vest on the three-year anniversary of the grant date.

Pursuant to the Employment Agreement, if the Company terminates Mr. Burns’ employment for reasons other than death, disability or cause, or if Mr. Burns voluntarily terminates his employment for good reason, Mr. Burns will be entitled to the following severance benefits (in addition to certain accrued benefits): (i) continuation of Mr. Burns’ then-current annual base salary for a period of two years following termination (or, if the termination of employment occurs within one year following a change in control, a lump sum payment equal to two times Mr. Burns’ then-current annual base salary); (ii) a prorated annual incentive bonus for the year in which the termination occurs, based on actual performance and payable at the same time annual incentive bonuses are paid to the Company’s other executive officers; (iii) to the extent unpaid, the annual incentive for the year prior to termination, based on actual performance and payable at the same time annual incentive bonuses are paid to the Company’s other executive officers; (iv) a lump sum payment equal to 100% (or, if the termination of employment occurs within 120 days prior to or one year following a change in control, 200%) of the target incentive bonus opportunity based on Mr. Burns’ then-current annual base salary; (v) professional outplacement services within one year of the termination, up to a total cost of $32,000; and (vi) a monthly payment equal to the employer-paid portion of health insurance premiums for Mr. Burns and his dependents for a period of two years following the termination (or until comparable coverage is available from another employer, if earlier). Such severance benefits are subject to Mr. Burns’ execution and non-revocation of a release of claims in favor of the Company.

The foregoing description of the terms and conditions of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Executive Chair Agreement with Mr. Gustafsson

The Company and Mr. Gustafsson entered into an Executive Chair Agreement, effective as of March 1, 2023 (the “Executive Chair Agreement”) that amends the terms of his existing employment agreement. The Executive Chair Agreement provides that, as of the Effective Date, Mr. Gustafsson will assume the position of Executive Chair and will cease his service as Chief

Executive Officer. Mr. Gustafsson’s employment as Executive Chair will continue until the 2024 Annual Meeting of Stockholders (the “Employment Period”), subject to earlier termination by either party. During the Employment Period, Mr. Gustafsson’s base compensation will be $200,000 and he will not be eligible to participate in the 2023 annual incentive program or receive equity grants as an employee, except for the period in 2023 prior to the commencement of the Employment Period. The Company will also grant Mr. Gustafsson a one-time equity award of time vested restricted stock units with an aggregate grant date fair value equal to $9,000,000. These will be granted on March 1, 2023, and will vest on the same day as the Company’s 2024 Annual General Meeting of Stockholders in May 2024. In the event that the Executive Chair Agreement is terminated by the Company without cause or by Mr. Gustafsson for good reason prior to the expiration of the Employment Period, Mr. Gustafsson will remain eligible to receive severance pursuant to the terms of his existing employment agreement, provided that Mr. Gustafsson will no longer be entitled to any tax gross-up for change-in-control related payments, as contemplated in his existing agreement. In addition, the Executive Chair Agreement provides that Mr. Gustafsson’s transition to Executive Chair will not constitute good reason for purposes of his existing employment agreement.

The foregoing description of the terms and conditions of the Executive Chair Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Executive Chair Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2022, in connection with the appointment of Mr. Gustafsson as Executive Chair effective March 1, 2023, the Company’s Board adopted amended and restated by-laws (the “Amended and Restated By-Laws”), effective immediately. The amendments revised Section 5.1 of the Amended and Restated By-Laws to allow the Board to appoint a chair who may be the chief executive officer of the corporation, an executive officer of the corporation or a non-employee director.

The foregoing summary of the amendments effected by the Amended and Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated By-Laws, which are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 8, 2022, the Company issued a press release to publicly reaffirm its previously announced financial guidance for the fourth quarter and full year 2022. The press release, furnished with this Current Report on Form 8-K as an exhibit, was posted on the Company’s website (investors.zebra.com/overview/default.aspx) and distributed to the media through a newswire service.

The information under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), otherwise subject to the liabilities of that Section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits

3.1	Amended and Restated By-Laws of Zebra Technologies Corporation dated December 5, 2022
10.1	Employment Agreement dated as of March 1, 2023 between William Burns and the Company
10.2	Letter Agreement dated as of March 1, 2023 between Anders Gustafsson and the Company
99.1	Press Release dated December 8, 2022
104	Cover Page Interactive Data File (embedded within the inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date:	December 8, 2022	By:	/s/ Cristen Kogl
Cristen Kogl
Chief Legal Officer, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Number
3.1	Amended and Restated By-Laws of Zebra Technologies Corporation dated December 5, 2022
10.1	Employment Agreement dated as of March 1, 2023 between William Burns and the Company
10.2	Letter Agreement dated as of March 1, 2023 between Anders Gustafsson and the Company
99.1	Press Release dated December 8, 2022
104	Cover Page Interactive Data File (embedded within the inline XBRL)